Exhibit 10.17

LOAN CONTRACT

(Contract No. :  [●])

Borrower: Zhejiang Zhengkang Industrial Co. Ltd

Loaner: China Zheshang Bank Co., Ltd, Wenzhou Branch

I.	Loan purpose:

The purpose of this loan is for purchase of goods.

II.	Loan Amount:

Currency: RMB.

Amount: ¥[●]

III.	Loan period:

The loan period starts from the [●], and the maturity date is [●].

IV.	Loan interest rate, interest calculation and interest settlement:

1.	Loan interest rate is calculated pursuant to No. [ 2 ]

1)	Fluctuated rate: the basic loan interest rated published by People’s Bank of PRC for the same loan period on the date of actual withdrawal plus or minus [ ]%, and every [ ] months will be a fluctuation period.

2)	Fixed rate: the annual loan interest rate is [●]%.

2.	Loan Interest shall be settled quarterly. The [●]th of last month of every month would be the interest settlement date.

V.	Repayment of Loan Principal

1.	If Borrower repays the loan prior to the maturity date, the loan interest shall be the interest specified in this contract plus [●]%.

2.	If Borrower does not repay the principal loan on time, Borrower shall pay the penalty interest which will be increased [●]% of the loan interest under this contract upon the due day.

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3.	If Borrower uses this loan in violation of the purpose of this agreement, the penalty interest will be increased [●]% of the loan interest under this contract upon the due day shall pay all the loan when the loan period is due.

VI.	Guarantee

1.	The guarantee type for performance of this contract is guarantee.

2.	The following company or individual guarantee the repayment to Loaner by Borrower a. [●]

Miscellaneous:

1.	Any disputes arising from the performance of the contract shall be submitted to the court located in the place where Loaner resides.

2.	This contract shall come into force upon execution by the authorized person(s) of each party or stamped by both parties.

3.	This contract is written in 2 copies with each party holding on copy, and each copy has same legal effect.

Borrower: Zhejiang Zhengkang Industrial Co. Ltd

Loaner: China Zheshang Bank Co., Ltd

Execution time: [●]

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